UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

__________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 5, 2007

RUBY TUESDAY, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue

Maryville, Tennessee 37801

(Address of Principal Executive Offices)

(865) 379-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 28, 2007, Ruby Tuesday, Inc., a Georgia corporation (the “Registrant”), entered into an Amended and Restated Revolving Credit Agreement (“Credit Facility”) by and among the Registrant, the Lenders named therein, and Bank of America, N.A., as Administrative Agent, Issuing Bank and Swingline Lender. The Credit Facility is a five-year revolving credit agreement under which the Registrant may borrow up to $500 million with the option to increase the Credit Facility by $100 million to $600 million. The Credit Facility amended and restated a previous five-year facility that was entered into on November 19, 2004 (the “Prior Facility”).

The terms of the Credit Facility provide for a $50 million swingline subcommitment and a $50 million letter of credit subcommitment. The interest rate charged on borrowings can vary depending on the interest rate option the Registrant chooses to utilize. The Registrant’s options for the rate include the Base Rate or an adjusted LIBO Rate plus an applicable margin. The Base Rate is defined to be the higher of Bank of America’s prime rate or the Federal Funds Rate plus 0.5%. The applicable margin for the LIBO Rate based option is a percentage ranging from 0.50% to 1.0%. The Credit Facility contains financial covenants relating to the maintenance of leverage and fixed charge coverage ratios and a minimum consolidated net worth. The conditions to each borrowing are similar to those contained in the Prior Facility.

The Obligations pursuant to the Credit Facility can be accelerated upon an Event of Default as such term is defined in the Credit Facility.

On February 28, 2007, the Registrant drew down approximately $228 million under the Credit Facility to repay borrowings outstanding under the Prior Facility. Fees and expenses incurred in connection with the refinancing were paid from cash on hand. Additionally, the Registrant obtained new letters of credit totaling approximately $20 million to replace those outstanding under the Prior Facility.

Also on February 28, 2007, the Registrant entered into a Second Amendment to Amended and Restated Loan Facility Agreement and Guaranty dated November 19, 2004 (the “Second Amendment”), attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference. The Second Amendment conformed the covenants in the Amended and Restated Loan Facility Agreement and Guaranty to the covenants contained in the Credit Facility discussed above.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Immediately prior to the effectiveness of the Credit Agreement, also on February 28, 2007, the Registrant terminated the Prior Facility with the Lenders named therein and Bank of America, N.A., serving as Administrative Agent, Issuing Bank and Swinglender dated

November 19, 2004. The Prior Facility, which enabled the Registrant to borrow up to $300 million, was terminated because it was replaced by the Credit Facility.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information above described under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.1

Amended and Restated Revolving Credit Agreement, dated as of February 28, 2007, by and among Ruby Tuesday, Inc., the Lenders, and Bank of America, N.A., as Administrative Agent, Issuing Bank and Swingline Lender.

10.2

Second Amendment to Amended and Restated Loan Facility Agreement and Guaranty, dated as of February 28, 2007, by and among Ruby Tuesday, Inc., the Participants, and Bank of America, N.A., as Servicer and Agent for the Participants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc.
(Registrant)

By: /s/ Marguerite N. Duffy
Marguerite N. Duffy
Senior Vice President and
Chief Financial Officer

Date: March 5, 2007